UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2010

ALION SCIENCE AND TECHNOLOGY CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	333-89756	54-2061691
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 West 35th Street Chicago, IL 1750 Tysons Boulevard Suite 1300 McLean, VA	60616 22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 567-4000,  (703) 918-4480

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

The information in this report set forth under Item 7.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

Alion Science and Technology Corporation (Alion or the Company) intends to disclose on May 20, 2010, the following non-public information.

Consolidated EBITDA for the twelve month period ended March 31, 2010 was approximately $61.6 million. Year-to-date adjustments to Consolidated EBITDA were primarily the result of one-time costs associated with Alion’s issuance of $310 in Units each consisting of $1,000 face value of 12% senior secured notes and a warrant to purchase 1.9439 shares of the Company’s common stock. The calculation and reconciliation to the most comparable financial measure calculated and presented in accordance with GAAP is included in the table below.

Alion Science and Technology Corporation
Non-GAAP Measures – EBITDA and Consolidated EBITDA Calculations
For the Twelve Months Ended March 31, 2010
(Dollars in thousands)
(Unaudited)

Calculation of EBITDA (1)
Net loss	($13,317)
Plus: Interest expense	61,805
Plus: Income tax expense	33,675
Plus: Depreciation and amortization expense	17,897

EBITDA(2)	$100,060

Calculation of Consolidated EBITDA (1)
EBITDA	$100,060

Plus: Non-cash expense with respect to the stock appreciation rights, phantom stock, and long-term incentive plans, less cash payments in settlement of obligations under those plans expensed in a previous period	(366)

Plus: Non-cash contributions to the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan (including Company 401-K match), less cash payments in settlement of obligations under that plan expensed in a previous period	8,922

Plus: Any nonrecurring charges and adjustments by third-party valuation firm	3,773

Less: Gain on extinguishment of debt (an extraordinary gain under the terms of the Company’s Credit Agreement)	(50,749)

Consolidated EBITDA	$61,640

1) The Company believes EBITDA can be useful in assessing operating performance and in comparing the Company’s performance to other companies in the same industry. EBITDA is a common financial metric in the government contracting industry, in part because it excludes from performance the effects of a company’s capital structure, in particular taxes and interest. EBITDA is not a measure under U.S. GAAP. It does not measure operating income, profitability, cash flows or liquidity in accordance with U.S. GAAP. EBITDA has important limitations on its usefulness as an analytical tool. Consolidated EBITDA excludes certain non-cash expenses and non-recurring items in order to evaluate the Company’s ability to meet its obligations from continuing operations. Consolidated EBITDA is not defined under U.S. GAAP and is not a measure of operating income, operating performance, profitability, cash flows or liquidity presented in accordance with U.S. GAAP. Consolidated EBITDA has important limitations as an analytical tool.

2) EBITDA for the twelve months ended March 31, 2010 includes $50,749 million gain from the extinguishment of debt. That gain is eliminated from Consolidated EBITDA per the terms of the Company’s Credit Agreement.

Item 8.01 Other Events

Alion will host a conference call on May 20, 2010 at 1:30 p.m. ET / 10:30 a.m. PT to discuss financial results for the second quarter of Alion’s fiscal year 2010. Participants may join the conference call by dialing 1-866-244-4530 (toll-free) ten minutes prior to the start of the conference. The conference ID number is 1458505. This call is being provided for and is limited to investors in Alion’s debt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2010

ALION SCIENCE AND TECHNOLOGY
CORPORATION

By: /s/ Michael J. Alber
Name: Michael J. Alber
Title: Chief Financial Officer

4